Exhibit N.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 and the inclusion of our report dated September 17, 2002, which report includes an explanatory paragraph concerning significant estimates in the valuation of loans receivable with respect to the consolidated financial statements for the years ended June 30, 2002, 2001, and 2000.


                                                      /s/ Marcum & Kliegman, LLP
                                                      --------------------------
New York, New York                                    Marcum & Kliegman, LLP

June 23, 2003